EXHIBIT 99

Explanation of Responses:

1. Southpaw Asset Management LP, a Delaware limited partnership ("Southpaw Management"), Southpaw Holdings LLC, a Delaware limited liability company ("Southpaw Holdings"), Kevin Wyman, a citizen of the United States, and Howard Golden, a citizen of the United States, may be deemed to own beneficially and indirectly the shares of common stock, par value $0.001 per share ("Common Stock"), of Primus Telecommunications Group, Incorporated (the "Company") and/or warrants to purchase shares of Common Stock (which warrants have been issued in the following three separate series: "Class A-1 Warrants", "Class A-2 Warrants" and "Class A-3 Warrants" (collectively, "Warrants")), beneficially owned by (i) Southpaw Credit Opportunity Master Fund LP, a Cayman Islands limited partnership (the "Fund"; and together with Southpaw Management, Southpaw Holdings, Kevin Wyman and Howard Golden, collectively, the "Reporting Persons"), which (a) beneficially owns 438,197 shares of Common Stock, and (b) sold 90,388 Class A-1 Warrants and now beneficially owns 470,468 Warrants; (ii) a separate managed account managed by Southpaw Management (the "Managed Account 1"), which (a) beneficially owns 35,836 shares of Common Stock, and (b) sold 7,392 Class A-1 Warrants and now beneficially owns 38,475 Warrants; and (iii) another separate managed account managed by Southpaw Management (the "Managed Account 2"; and together with the Managed Account 1, the "Managed Accounts"), which (a) beneficially owns 10,762 shares of Common Stock, and (b) sold 2,220 Class A-1 Warrants and now beneficially owns 11,553 Warrants. Southpaw Management is the investment manager of the Fund and the Managed Accounts and, in such capacities, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are deemed beneficially owned by the Fund and the Managed Accounts. Southpaw Management disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Southpaw Holdings serves as the general partner of Southpaw Management, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which may be deemed beneficially owned by Southpaw Management. Southpaw Holdings disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Mr. Wyman and Mr. Golden are investment advisors of the Fund and managers of Southpaw Management, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which may be deemed beneficially owned by Southpaw Management. Mr. Wyman and Mr. Golden disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein. The initial statement of beneficial ownership on Form 3 filed by the Reporting Persons on July 13, 2009 disclosed that on the effective date of the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors (the "Plan"), the Fund received 560,853 Warrants and Managed Account 1 received 45,864 Warrants as part of the distribution made under the Plan. Subsequent to the filing of the Form 3, it was discovered that each of the Fund and Managed Account 1 received an additional one (1) Class A-1
Warrant, one (1) Class A-2 Warrant and one (1) Class A-3 Warrant.
These additional Warrants were issued to and received by the Fund and Managed Account 1 on the effective date of the Plan; however, due to rounding issues, these Warrants were not reflected in the accounts of the Fund and Managed Account 1 until after the filing of the Form 3.

2. The Class A-1 Warrants, Class A-2 Warrants and Class A-3 Warrants are all exercisable upon issuance.

3. The Class A-1 Warrants, Class A-2 Warrants and Class A-3 Warrants will expire at 5:00 p.m., New York City time, on July 1, 2014.


SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP

BY: SOUTHPAW GP LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN                                                  9/2/2009
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NAME: KEVIN WYMAN                                                      Date
TITLE: MANAGING MEMBER


SOUTHPAW ASSET MANAGEMENT LP

BY: SOUTHPAW HOLDINGS LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN                                                  9/2/2009
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NAME: KEVIN WYMAN                                                      Date
TITLE: MANAGING MEMBER


SOUTHPAW HOLDINGS, LLC


BY: /S/ KEVIN WYMAN                                                  9/2/2009
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NAME: KEVIN WYMAN                                                      Date
TITLE: MANAGING MEMBER


/S/ KEVIN WYMAN                                                      9/2/2009
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KEVIN WYMAN                                                            Date


/S/ HOWARD GOLDEN                                                    9/2/2009
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HOWARD GOLDEN                                                          Date